Exhibit 99.1

June 24, 2009

For Immediate Release

Sport Supply Group Acquires Assets of Webster’s Team Sports - -
South Florida’s Leading and Most Respected Team Sports Distributor

•	Transaction Enhances Coverage of Florida
•	Combines Forces with Long-Time Competitor
•	Company Eyeing Additional Opportunities

Dallas, TX. Sport Supply Group, Inc. (NASDAQ: RBI) today announced it has acquired substantially all of the assets of Webster’s Team Sports (A.KA. Webster’s Sports Center) of Pompano Beach, Florida. Webster’s, founded in 1946, is south Florida’s leading team sports distributor to the school, college and youth league markets.  Sport Supply Group did not assume any liabilities in the transaction. Financial terms were not disclosed.

Adam Blumenfeld, Chairman and CEO stated: “Sport Supply intends to dominate team sports distribution in the state of Florida and this acquisition is a key ingredient towards satisfying that goal. Webster’s has been a fixture in the team sports community for over 60 years, and we are thrilled to have industry leaders Bob and Bill Webster, and their staff of professional salesmen and saleswomen join our Company. The combination of Webster’s efforts with our existing direct sales presence in Florida gives Sport Supply Group state-wide coverage and over time should allow us to significantly leverage our overhead in the state. We look forward to many productive years of collaboration and partnership with Webster’s. Sport Supply has competed against Webster’s for nearly 25 years. It will be a pleasure to work alongside their talented sales force and use our combined equipment and branded team uniform one stop shop to service the Florida market.”

Bob Webster of Webster's Team Sports, said: "We are thrilled to now be part of the Sport Supply Group family and excited to bring our customers the best in product, service and selection. This is the start of a wonderful new chapter in the long history of Webster's. We are committed to making it a win for our employees and the hundreds of high schools, colleges and youth programs across south Florida."

Mr. Blumenfeld continued: “Over the last 60 days we have seen an uptick in activity relative to discussions around partnerships, exclusive joint ventures and potential acquisitions. We are reviewing a number of opportunities and look forward to further progress in this area. Sport Supply’s industry-leading platform, bolstered by its strong balance sheet, is well positioned to take advantage of transactions as we aim to further enhance our market share and penetration into the $5 billion institutional marketplace.”

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, 197 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879